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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Odyssey HealthCare, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ODYSSEY HEALTHCARE, INC.
717 North Harwood Street, Suite 1500
Dallas, Texas 75201
April 5, 2005
Dear Stockholder:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Odyssey HealthCare, Inc. (the “Company”) to be held on May 5, 2005, at 8:00 a.m., local time, at the principal offices of the Company located at 717 North Harwood Street, Suite 1400, Dallas, Texas 75201. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a form of proxy for use in voting at the meeting and an Annual Report for Odyssey HealthCare, Inc.
      At the Annual Meeting, you will be asked (i) to elect two Class I directors of the Company; (ii) approve the First Amendment to the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan (the “Equity-Based Compensation Plan”) that submits for stockholder approval (a) an increase in the number of shares of the Company’s common stock, par value $0.001 per share, available with respect to awards under the Equity-Based Compensation Plan, and (b) the provisions of the Equity-Based Compensation Plan that (1) provide that either the granting or vesting of awards may be subject to certain performance standards, (2) describe the persons eligible to receive awards under the Equity-Based Compensation Plan, and (3) specify the individual limit on awards granted to Covered Employees (as defined in Appendix A hereto), in order that such awards may continue to be fully deductible by the Company for federal income tax purposes; (iii) to ratify the selection of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2005; and (iv) to act upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
      We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,

Richard R. Burnham
President and Chief Executive Officer
YOUR VOTE IS IMPORTANT
      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy as promptly as possible. Returning your proxy will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the proxy.
      Many of the Company’s stockholders hold their shares in “street-name” in the name of a brokerage firm or bank. If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf. Accordingly, you must provide voting instructions to your brokerage firm or bank in order for your shares to be voted on any matter on which your brokerage firm or bank does not have discretionary authority to vote for you. The Board of Directors urges you to contact the person responsible for your account today and instruct them to execute a proxy in favor of the proposals described in this Proxy Statement.
      Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SOLICITATION AND REVOCABILITY OF PROXIES
VOTING AND QUORUM
PROPOSAL ONE -- ELECTION OF CLASS I DIRECTORS
PROPOSAL TWO -- AMENDMENT TO THE COMPANY’S 2001 EQUITY-BASED COMPENSATION PLAN
PROPOSAL THREE -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
DIRECTORS
MEETINGS AND COMMITTEES OF DIRECTORS
DIRECTOR RECOMMENDATION PROCEDURES AND STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
CODE OF ETHICS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT AUDITORS
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION
SUMMARY DESCRIPTION OF THE ODYSSEY HEALTHCARE, INC. 2001 EQUITY-BASED COMPENSATION PLAN
FEDERAL TAX CONSEQUENCES

ODYSSEY HEALTHCARE, INC.
717 North Harwood Street, Suite 1500
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2005

       PLEASE TAKE NOTICE THAT the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Odyssey HealthCare, Inc., a Delaware corporation (the “Company”), will be held on May 5, 2005, at 8:00 a.m., local time, at the principal offices of the Company located at 717 North Harwood Street, Suite 1400, Dallas, Texas 75201, to consider and vote on the following matters:

(1) Election of two Class I directors of the Company to serve until the Annual Meeting of the Company’s stockholders in 2008 and until their successors are elected and qualified or until their earlier death, resignation or removal from office;

(2) Approval of the First Amendment to the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan (the “Equity-Based Compensation Plan”) that submits for stockholder approval (a) an increase in the number of shares of the Company’s common stock, par value $0.001 per share, available with respect to awards under the Equity-Based Compensation Plan, and (b) the provisions of the Equity-Based Compensation Plan that (1) provide that either the granting or vesting of awards may be subject to certain performance standards, (2) describe the persons eligible to receive awards under the Equity-Based Compensation Plan, and (3) specify the individual limit on awards granted to Covered Employees (as defined in Appendix A hereto), in order that such awards may continue to be fully deductible by the Company for federal income tax purposes;

(3) Ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2005; and

(4) Such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.
      The close of business on March 25, 2005 (the “Record Date”), has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof. Only holders of record of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company’s offices at the address on this notice, and also at the Annual Meeting.
      Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as promptly as possible. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

By Order of the Board of Directors,

W. Bradley Bickham
Secretary
Dallas, Texas
April 5, 2005

ODYSSEY HEALTHCARE, INC.
717 North Harwood Street, Suite 1500
Dallas, Texas 75201
(214) 922-9711

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES
      The Board of Directors of Odyssey HealthCare, Inc. (the “Company”) requests your proxy for use at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 5, 2005, at 8:00 a.m., local time, at the principal offices of the Company located at 717 North Harwood Street, Suite 1400, Dallas, Texas 75201, and at any adjournment(s) or postponement(s) thereof. By signing and returning the enclosed proxy, you authorize the persons named on the proxy to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders of the Company on or about April 5, 2005.
      This solicitation of proxies is made by the Board of Directors of the Company (the “Board of Directors”) and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of electronic, wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.
      If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy or are represented by another proxy. You may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In the absence of any such revocation, shares represented by the persons named on the proxies will be voted at the Annual Meeting.
VOTING AND QUORUM
      The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on March 25, 2005 (the “Record Date”), there were 34,495,588 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.
      Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. If a quorum shall not be present, in person or by proxy, at the Annual Meeting or any adjournment thereof, the chairman of the meeting or the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum is present. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named on the proxies intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals to be presented to the stockholders at the Annual Meeting have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.
PROPOSAL ONE — ELECTION OF CLASS I DIRECTORS
      The Board of Directors has designated Messrs. Paul J. Feldstein and Shawn S. Schabel as nominees for election as Class I directors of the Company at the Annual Meeting (each, a “Nominee”). Each Nominee currently serves as a Class I director. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of the Company’s stockholders in 2008 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see “Directors.”
      The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company’s directors will be reduced.
Required Vote and Recommendation
      The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of each of the Nominees.
      The Board of Directors recommends that stockholders vote “FOR” the election of each of the Nominees.
PROPOSAL TWO — AMENDMENT TO THE COMPANY’S 2001
EQUITY-BASED COMPENSATION PLAN
General
      A summary description of the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan (the “Equity-Based Compensation Plan”), as proposed to be modified by the amendment described below, is set forth in Appendix A. Currently, the maximum number of shares of Common Stock reserved and available for delivery in connection with awards under the Equity-Based Compensation Plan may not exceed the lesser of 225,000,000 shares (which amount reflects adjustments for previous dividends paid in Common Stock) or 10% of the total number of shares of Common Stock outstanding, assuming the exercise of all outstanding options, warrants, or other rights to purchase Common Stock and assuming the conversion or exchange or exercise of all other securities convertible into Common Stock, which percentage equals 3,777,778 shares (“Plan Shares”). As of March 25, 2005, 509,872 shares had been issued, 226,945 shares were available for future awards, and 3,040,961 shares were the subject of outstanding awards under the Equity-Based Compensation Plan. The 3,040,961 shares subject to outstanding awards under the Equity-Based Compensation Plan as of March 25, 2005, represent an aggregate of 175,000 shares of restricted stock and 2,865,961 shares that underlie outstanding options. The exercise prices for stock options range from $7.19 to $34.95.

Description of the Proposed Amendment
      The Board of Directors has determined that, in order to give the Company the ability to attract and retain the executive and key employee talent necessary for the Company’s continued growth and success, the number of Plan Shares reserved and available for issuance from the inception of the Equity-Based Compensation Plan shall be increased to a total of 6,149,778, and is proposing an amendment to effectuate such an increase. In addition, the Board of Directors has determined that the provisions of the Equity-Based Compensation Plan that ensure the full deductibility of certain performance-based awards made to Covered Employees (as defined in Appendix A hereto) must be submitted to stockholders of the Company.
      Specifically, the Equity-Based Compensation Plan currently provides, and the Board of Directors has determined that the Equity-Based Compensation Plan should be amended to continue to provide, that the Compensation Committee may require the satisfaction of certain performance standards before awards under the Equity-Based Compensation Plan are granted or before such awards vest, and to provide a maximum amount of compensation that individuals who are Covered Employees may receive with respect to such awards in a given year. If the amendment to the Equity-Based Compensation Plan is approved at the Annual Meeting, the performance standards implemented by the Compensation Committee with respect to certain awards under the Equity-Based Compensation Plan will continue to be based on one or more of the following business criteria for the Company, on a consolidated basis, and/ or for specified subsidiaries, or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria): (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow returns; (v) return on net assets, return on assets, return on investment, return on capital, or return on equity; (vi) economic value added; (vii) operating margin or contribution margin; (viii) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (ix) total stockholder return; (x) debt reduction; and (xi) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies, including the group selected by the Company for purposes of the stock performance graph contained in this Proxy Statement. Moreover, the Board of Directors has determined that the Equity-Based Compensation Plan should be amended to provide that any performance awards granted to a Covered Employee may not relate to more than 1,300,000 shares of Common Stock with respect to stock based awards, subject to adjustment for recapitalizations and similar transactions as described in the Equity-Based Compensation Plan, nor may performance awards, the value of which are not based on Common Stock, result in more than $3,000,000 of compensation for a Covered Employee in a given year.
      In addition, the Board of Directors has determined that the eligibility provisions already contained in the Equity-Based Compensation Plan should be restated in the proposed amendment without modification. Specifically, the eligibility provisions will continue to provide that individuals eligible to participate in the Equity-Based Compensation Plan include all officers and employees of the Company or any subsidiary, and any other persons who provide services to the Company or any other subsidiaries, including directors of the Company.
      Finally, the Board of Directors has determined that certain minor clarifying changes should be made to the Equity-Based Compensation Plan. These changes will be made to the Equity-Based Compensation Plan whether or not stockholder approval is received with respect to the proposed amendment. Specifically, the Board of Directors has determined that the definition of a Change in Control under the Equity-Based Compensation Plan should be revised to clarify under what circumstances a Change in Control involving a change in the Board of Directors will occur when individuals who are the Incumbent Board (as defined in the Equity-Based Compensation Plan) cease for any reason to constitute at least a majority of the Board of Directors. Also, the Board of Directors has determined that the Equity-Based Compensation Plan should be amended to specify that upon a Change in Control the Compensation Committee shall fully accelerate the forfeiture provisions associated with all outstanding stock options and restricted stock awards and, acting in its sole discretion without the approval of any holder, will effect one of the following alternatives with respect to options: (i) accelerate the exercisability of the options to be exercised before a specified date, after which unexercised options will terminate; or (ii) require the mandatory surrender to and repurchase by the Company of all outstanding options.
Reason for the Proposed Amendment
      If the proposed amendment is approved, the 2,372,000 additional Plan Shares will be immediately available for future awards and the maximum number of Plan Shares reserved and available for issuance, from the inception of the Equity-Based Compensation Plan, will increase from 3,777,778 to 6,149,778. While the Board of Directors is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards. In determining the number of additional Plan Shares that should be authorized, the Compensation Committee examined the potential dilutive effect of the additional Plan Shares. If the proposed amendment is approved, the Company will not make any additional grants under the Odyssey HealthCare, Inc. Stock Option Plan.
      The full value of awards under the Equity-Based Compensation Plan is currently fully deductible by the Company for federal income tax purposes. However, the deductibility of awards granted to Covered Employees after the Annual Meeting will potentially be limited unless the performance standards currently in the Equity-Based Compensation Plan are reapproved by stockholders. Similarly, the portion of the amendment restating the eligibility provisions of the Equity-Based Compensation Plan without modification has been proposed in an effort to satisfy another requirement for deductible performance-based compensation. Specifically, the group of individuals eligible to receive awards under a plan designed to award fully deductible performance-based compensation must be approved by the stockholders of the Company.
      Also, the amendment of the Equity-Based Compensation Plan to specify annual award limits to Covered Employees is necessary to ensure that amounts to such persons under the Equity-Based Compensation Plan are fully deductible by the Company.
      The remaining two amendments to the Equity-Based Compensation Plan are not material and will be made to the Equity-Based Compensation Plan whether or not this Proposal Two is approved by stockholders. The current definition of a Change in Control already provides for a change in the Board of Directors; however, ambiguity currently exists which potentially could trigger a Change in Control upon a change in the majority of the individuals that were directors at the time of the Company’s initial public offering even if such change were approved by a vote of at least a majority of the directors then compromising the Board of Directors. Finally, although the Equity-Based Compensation Plan currently provides broad discretion to the Compensation Committee regarding the treatment of awards upon a Change in Control, the Board of Directors has determined that the Equity-Based Compensation Plan should be amended to specify that upon a Change in Control the Compensation Committee shall fully accelerate the forfeiture provisions associated with all outstanding options and, acting in its sole discretion without the approval of any holder, will effect one of the following alternatives with respect to options: (i) accelerate the exercisability of the options to be exercised before a specified date, after which unexercised options will terminate; or (ii) require the mandatory surrender to and repurchase by the Company of all outstanding Options.
Required Vote and Recommendation
      Approval of the proposed amendment to the Equity-Based Compensation Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention will have the same legal effect as a vote against the proposed amendment, and broker non-votes will have no effect on the outcome of the proposed amendment. Unless otherwise instructed on the proxy or unless authority to vote is withheld, the enclosed proxy will be voted for the proposed amendment to the Equity-Based Compensation Plan.

      If the provisions of the amendment to the Equity-Based Compensation Plan submitted to stockholders are not approved by stockholders at the Annual Meeting, Covered Employees will not receive additional awards under the Equity-Based Compensation Plan, no awards will be granted to any persons with respect to the additional Plan Shares submitted for approval and the requested shares will not be added to the Equity-Based Compensation Plan. Although if not approved, individuals other than Covered Employees will continue to be eligible to receive awards.
      The Board of Directors recommends that stockholders vote “FOR” the approval of the proposed First Amendment to the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan. Because the proposed First Amendment to the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan will increase the number of shares of Common Stock that may be issued to all directors and executive officers of the Company, each of the directors and executive officers of the Company has an interest in, and may benefit from, the adoption of the proposed First Amendment to the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan as it relates to such increase.
PROPOSAL THREE — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
      On March 17, 2005, the Audit Committee of the Board of Directors (the “Audit Committee”) selected Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditors for the year ending December 31, 2005. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
      The Audit Committee has the responsibility for selecting the Company’s independent auditors, and stockholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the stockholders’ opinion, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company’s independent auditors is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent auditors. The Audit Committee may terminate the engagement of Ernst & Young as independent auditors without the approval of the Company’s stockholders whenever the Audit Committee deems termination necessary or appropriate.
Required Vote and Recommendation
      Ratification of the selection of Ernst & Young as the Company’s independent auditors for the year ending December 31, 2005, requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the ratification of Ernst & Young, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, the enclosed proxy will be voted for the ratification of Ernst & Young as the Company’s independent auditors for the year ending December 31, 2005.
      The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2005.

DIRECTORS
      The following tables set forth certain information regarding the Nominees and the other directors of the Company:

			Director’s
Name of Nominee	Age	Title	Term Ending

Paul J. Feldstein	71	Class I Director	2005
Shawn S. Schabel	40	Class I Director	2005
      Paul J. Feldstein has served as one of the Company’s directors since May 2002. Professor Feldstein is a Professor and Robert Gumbiner Chair in Healthcare Management at the Graduate School of Management, University of California, Irvine. Professor Feldstein has taught at the University of California, Irvine since July 1987, and during several leaves from the University has worked at the Office of Management and Budget, Social Security Administration and the World Health Organization. Professor Feldstein has served as a director of Province Healthcare Company, an operator of non-urban acute care hospitals, since May 2001. Professor Feldstein served as a director of Sutter Health, a network of doctors and not-for-profit hospitals serving more than 100 Northern California Communities, from May 1988 to December 2000.
      Shawn S. Schabel has served as one the Company’s directors since July 2003. Mr. Schabel is President and Chief Operating Officer of Lincare Holdings Inc., a national provider of oxygen and other respiratory therapy services. Mr. Schabel has served in numerous management positions with Lincare since joining the company in 1989. He was named Senior Vice President in 1998 and in 2001 was also named Chief Operating Officer. In April 2003, he was promoted to President of Lincare.

			Director’s Term
Name of Director	Age	Title	Ending

Richard R. Burnham	63	President, Chief Executive Officer, Chairman of the Board and Class III Director	2007
John K. Carlyle	50	Class II Director	2006
David W. Cross	58	Class II Director	2006
Martin S. Rash	50	Class III Director	2007
David L. Steffy	61	Class II Director	2006
      Richard R. Burnham co-founded the Company in 1995 and has served as Chairman of the Board of the Company and as one of the Company’s directors since that time. In addition, Mr. Burnham served as President of the Company from August 1995 to December 2001 and as Chief Executive Officer of the Company from August 1995 to January 1, 2004, at which time, as part of the Company’s succession plan, David C. Gasmire was promoted to the position of Chief Executive Officer. Since October of 2004 Mr. Burnham has served as the Company’s President and Chief Executive Officer, replacing Mr. Gasmire, who decided to leave the Company. Prior to founding the Company, Mr. Burnham served as a regional Vice President for Vitas Healthcare, Inc., a for-profit provider of hospice services, from June 1990 to October 1994. Mr. Burnham served as Regional Vice President of Olsten Kimberly Quality Care, Inc., a home healthcare and nurse personnel staffing company, from January 1990 to June 1990. He was also employed from June 1971 to August 1989 by Baxter Healthcare Corporation, a manufacturer of medical supplies, and also by its subsidiary Caremark Inc.
      John K. Carlyle has served as one of the Company’s directors since November 2001. Mr. Carlyle is President and Chief Executive Officer of Accuro Healthcare Solutions, Inc. Mr. Carlyle served as the Chief Executive Officer of Magella Healthcare Corporation, a provider of neonatal and perinatal physician services, from 1997 until its merger with Pediatrix Medical Group, Inc. in May 2001. From 1990 through 1997, he served in the positions of President, Chief Executive Officer and Chairman of Concentra Managed Care, Inc. (formerly OccuSystems, Inc.), a healthcare services and cost containment company in the area of workers’ compensation and occupational healthcare. From 1985 through 1990, Mr. Carlyle served as Senior Vice President and Chief Financial Officer of Medical Care International, Inc., an operator of outpatient surgery centers. He currently serves on the board of directors of Concentra Managed Care, Inc. He served on the board of directors of Pediatrix Medical Group, Inc. from May 2001 to May 2004 and was Chairman of the Board from June 2003 to May 2004.
      David W. Cross invested in the Company in 1995 and has served as one of the Company’s directors since February 1996. Mr. Cross has served as Senior Vice President and Chief Development Officer for Select Medical Corporation since January 1999. He was co-founder of Intensiva Healthcare Corporation, a provider of highly specialized, acute long-term care services, and served as its President and Chief Executive Officer from May 1994 until its merger with Select Medical Corporation in December 1998. Mr. Cross was founder, President and Chief Executive Officer and a director of Advanced Rehabilitation Resources, Inc., a provider of outsourcing and management of comprehensive medical rehabilitation, subacute and outpatient therapy programs and contract therapy services, serving in each of these capacities from 1990 to 1993.
      Martin S. Rash has served as one of the Company’s directors since July 2000. Mr. Rash has been a director of Province Healthcare Company, an operator of non-urban acute care hospitals, since February 1996 and has served as its Chief Executive Officer since December 1996 and Chairman of the Board since May 1998. He served as President of Province from December 1996 until May 2001 and was Chief Executive Officer and director of its predecessor, Principal Hospital Company, from February 1996 to December 1996. From 1994 to February 1996, he was the Chief Operating Officer of Community Health Systems, Inc., a provider of general hospital care services in non-urban areas.
      David L. Steffy invested in the Company in 1995 and has served as one of the Company’s directors since February 1996. He co-founded Intensiva Healthcare Corporation, a provider of highly specialized, acute long-term care services, and served as a director for Intensiva from May 1994 to December 1998. He co-founded Community Health Systems, Inc., a provider of general hospital healthcare services, in May 1985 and served as Vice Chairman until May 1996. Mr. Steffy served as a director for Province Healthcare Company, an operator of non-urban acute care hospitals, from August 1998 until May 2004.
      The Board of Directors has determined that each of Messrs. Carlyle, Cross, Feldstein, Rash, Schabel and Steffy meet the current independence requirements of the Nasdaq Stock Market, Inc.
Director Compensation
      Directors who are also officers or employees of the Company do not receive compensation for their services as directors. In 2004, each of the Company’s non-employee directors was paid an annual retainer of $35,000 for his service on the Board of Directors and the chairmen of each of the Audit Committee, Compensation Committee and other committees of the Board of Directors were paid an annual retainer of $8,000, $5,000 and $3,000, respectively. Each non-employee director also received $1,000 for every meeting of the Board of Directors (or committee thereof) attended by such director in 2004. In addition, in May 2004 each of the Company’s non-employee directors received an award of stock options to purchase 5,928 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on the date of grant. Directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. The Company anticipates that director compensation in 2005 will be substantially similar to compensation received in 2004.
Term of Office
      The Company’s Certificate of Incorporation provides that the Board of Directors must be divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each. Messrs. Carlyle, Cross and Steffy currently serve as Class II directors whose terms expire at the Annual Meeting of the Stockholders in 2006. Messrs. Burnham and Rash currently serve as Class III directors whose terms expire in 2007, and Messrs. Feldstein and Schabel currently serve as Class I directors whose terms expire at the Annual Meeting.

MEETINGS AND COMMITTEES OF DIRECTORS
      The Company’s Board of Directors had ten meetings during the year ended December 31, 2004. The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Nominating & Governance Committee, the Compliance Committee and the Acquisitions Committee. Each of the committees is appointed by the Board of Directors after considering the recommendation of the Nominating & Governance Committee. During the year ended December 31, 2004, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors held during the period in which he was a director and (ii) all meetings of committees of the Board of Directors on which such director served that were held during the period in which he served.
      The Company currently has a policy that encourages all incumbent directors and director nominees to attend each annual meeting of stockholders. To encourage attendance by all directors and director nominees, and to maximize the Company’s resources and the efficiency of the Board of Directors, the Board of Directors will endeavor to annually schedule a meeting of the Board of Directors to take place following each annual meeting of stockholders. Five of seven incumbent directors, including two of the three director nominees attended the 2004 annual meeting of stockholders. Mr. Rash, a director nominee, and Mr. Carlyle, a director, were unable to attend the 2004 annual meeting of stockholders.
Audit Committee
      The Audit Committee is appointed by the Board of Directors to assist the Board of Directors with carrying out its duties. The primary functions of the Audit Committee are:

•	to oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

•	to oversee the Company’s compliance with legal and regulatory requirements;

•	to oversee the independent auditors’ qualifications and independence;

•	to oversee the performance of the Company’s internal audit function and independent auditors;

•	to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements;

•	to oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established;

•	to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

•	to provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department or outside auditors performing the internal audit function, and the Board of Directors, always emphasizing that the independent auditors are accountable to the Audit Committee; and

•	to perform such other duties as are directed by the Board of Directors.
      The role and other responsibilities of the Audit Committee are set forth in the Audit Committee Charter that was amended and restated on March 25, 2004 (the “Audit Committee Charter”). The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter annually and recommends any proposed changes to the Board of Directors for approval. The full text of the Audit Committee Charter is also available on the Company’s website at http://www.odsyhealth.com under the “Investor Relations — Corporate Governance” captions by clicking on the link titled “Audit Committee”

under the heading “Committee Charters.” The members of the Audit Committee are Messrs. Carlyle, Rash and Steffy. The Board of Directors has determined that each of Messrs. Carlyle, Rash and Steffy meet the current independence requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and that each member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors has determined that Mr. Carlyle satisfies the requirements for an “audit committee financial expert” and has designated Mr. Carlyle as the Company’s audit committee financial expert. The Audit Committee held five meetings during the year ended December 31, 2004.
Compensation Committee
      The Compensation Committee is comprised of Messrs. Cross, Rash and Schabel. The Board of Directors has determined that each of Messrs. Cross, Rash and Schabel meet the current independence requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the SEC. The primary functions of the Compensation Committee are:

•	to review, evaluate and approve the agreements, plans, policies and programs of the Company to compensate the officers and directors of the Company;

•	to produce a report on executive compensation each year and to publish the report in the Company’s proxy statement for its annual meeting of stockholders and, if necessary or desired, in the Company’s Annual Report on Form 10-K;

•	to otherwise discharge the Board of Directors’ responsibilities relating to compensation of the Company’s directors and officers; and

•	to perform such other functions as the Board of Directors may assign to the Compensation Committee from time to time.
      The Compensation Committee held four meetings during the year ended December 31, 2004. The role and other responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter (the “Compensation Committee Charter”). The Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter annually and recommends any proposed changes to the Board of Directors for approval. The full text of the Compensation Committee Charter is available on the Company’s website at http://www.odsyhealth.com under the “Investor Relations — Corporate Governance” captions by clicking on the link titled “Compensation Committee” under the heading “Committee Charters.”
Nominating & Governance Committee
      The Nominating & Governance Committee (the “Nominating Committee”) is comprised of Messrs. Carlyle, Cross, Feldstein, Rash, Schabel and Steffy. The Board of Directors has determined that each of Messrs. Carlyle, Cross, Feldstein, Rash, Schabel and Steffy meet the current independence requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the SEC. The primary functions of the Nominating Committee are:

•	to assist the Board of Directors by identifying individuals qualified to become members of the Board of Directors, and to select, or recommend that the Board of Directors select, the director nominees for election at the annual meetings of stockholders or for appointment to fill vacancies;

•	to recommend to the Board of Directors director nominees for each committee of the Board of Directors;

•	to advise the Board of Directors about the appropriate composition of the Board of Directors and its committees;

•	to advise the Board of Directors about and recommend to the Board of Directors appropriate corporate governance practices and to assist the Board of Directors in implementing those practices;

•	to assist the Board of Directors in its annual review of the performance of the Board of Directors and its committees;

•	to assist the Board of Directors by developing a CEO succession plan; and

•	to perform such other functions as the Board of Directors may assign to the Nominating Committee from time to time.
      The Nominating Committee held four meetings during the year ended December 31, 2004. The role and other responsibilities of the Nominating Committee are set forth in the Nominating & Governance Committee Charter, which is available on the Company’s website at http://www.odsyhealth.com under the “Investor Relations — Corporate Governance” captions by clicking on the link titled “Nominating & Governance Committee” under the heading “Committee Charters.”
Compliance Committee
      The Compliance Committee is charged with representing the Board of Directors in the oversight and review of the Company’s internal regulatory compliance program. The Compliance Committee is comprised of Messrs. Burnham, Cross and Feldstein. The Compliance Committee held three meetings during the year ended December 31, 2004. The role and other responsibilities of the Compliance Committee are set forth in the Compliance Committee Charter, which is available on the Company’s website at http://www.odsyhealth.com under the “Investor Relations — Corporate Governance” captions by clicking on the link titled “Compliance Committee” under the heading “Committee Charters.”
Acquisitions Committee
      The Acquisitions Committee was established in 2004 and is comprised of Messrs. Burnham, Carlyle and Schabel. The function of the Acquisitions Committee is to evaluate and approve potential acquisitions of hospice programs.
DIRECTOR RECOMMENDATION PROCEDURES AND
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
      The Nominating Committee will consider recommendations from stockholders of director candidates, although the Company has not adopted a formal process concerning stockholder recommendations. The Nominating Committee intends to review periodically whether a formal process should be adopted. If a stockholder wishes to recommend an individual for consideration by the Nominating Committee, the name of the individual and relevant personal information should be forwarded to the Nominating Committee, care of the Company’s corporate Secretary, at the Company’s headquarters located at 717 N. Harwood Street, Suite 1500, Dallas, Texas 75201. Any such recommendations should be delivered to the Nominating Committee at least six months before the next annual meeting to provide adequate time for consideration by the Nominating Committee.
      The Nominating Committee has generally identified nominees based upon recommendations by independent directors, members of management and/or stockholders. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee does not have any specific minimum qualifications that must be met by a nominee for election to the Board of Directors and considers many factors when considering candidates for the Board of Directors, striving for the Board of Directors to be comprised of directors with a variety of experience and backgrounds and who represent the balanced interest of stockholders as a whole. In evaluating director nominees, the Nominating Committee considers, among other things, the following factors: integrity; high level of education and/or business experience; understanding of the Company’s business and the healthcare industry; strategic thinking and willingness to share ideas; and diversity of experience, expertise and backgrounds among members of the Board of Directors.
      The Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the annual meeting of stockholders. The nomination procedures required by the Company’s Bylaws are summarized in “Additional Information — Stockholder Proposals for Next Annual Meeting.”
      In light of recently adopted SEC disclosure requirements, the Nominating Committee has adopted a formal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors may do so by sending written communications to the Board of Directors, in care of the Company’s corporate Secretary, at the Company’s headquarters located at 717 N. Harwood Street, Suite 1500, Dallas, Texas 75201. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors. The Secretary will make copies of all such letters received and circulate them to the appropriate director or directors. The Nominating Committee may revise these procedures at any time. Until any other procedures are developed and posted on the Company’s website at http://www.odsyhealth.com under the “Investor Relations — Corporate Governance” captions by clicking on the link titled “Director Candidate Recommendation Procedures and Stockholder Communications” under the heading “Governance Documents.” Any communication to the Board of Directors should be mailed to the Board of Directors in accordance with the procedures described above.
CODE OF ETHICS
      The Company has a Financial Code of Ethics, which is applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Controller and other senior financial officers. The Company also has a Corporate Code of Business Conduct and Ethics (the “Code of Conduct and Ethics”), which is applicable to all employees and members of the Board of Directors. The Financial Code of Ethics and the Code of Conduct and Ethics are available on the Company’s website at http://www.odsyhealth.com under the “Investor Relations — Corporate Governance” captions by clicking on the link titled “Financial Code of Ethics” under the heading “Governance Documents” and by clicking on the link titled “Corporate Code of Business Conduct and Ethics.” The Company will also post on its website any amendment to, or waiver from, a provision of the Financial Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions and that relates to any of the following elements of the Financial Code of Ethics: honest and ethical conduct; disclosure in reports or documents filed with the SEC and other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the code.

EXECUTIVE OFFICERS
      The following table sets forth information regarding the Executive Officers of the Company:

Name	Age	Title

Richard R. Burnham	63	President, Chief Executive Officer, Chairman of the Board and Class III Director
Douglas B. Cannon	43	Senior Vice President, Chief Financial Officer, Assistant Secretary and Treasurer
Deborah A. Hoffpauir	43	Senior Vice President and Chief Operating Officer
Brenda A. Belger	50	Senior Vice President of Human Resources
Kathleen A. Ventre	56	Senior Vice President of Clinical and Regulatory Affairs
W. Bradley Bickham	42	Vice President, Secretary and General Counsel
      The Executive Officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified, or until their earlier death, resignation or removal from office. Biographical information on Messr. Burnham is set forth previously in this Proxy Statement. See “Directors.”
      Douglas B. Cannon joined the Company as Vice President, Chief Financial Officer, Secretary and Treasurer in January 1999 and was promoted to Senior Vice President in December 2001. Mr. Cannon was appointed Assistant Secretary in January 2004. From September 1989 to September 1998, Mr. Cannon served as Chief Financial Officer of Cornerstone Health Management Company, a specialty provider of geriatric services to hospitals and operator of long-term acute hospitals.
      Deborah A. Hoffpauir joined the Company in March 1997 as Regional Vice President and was promoted to Senior Vice President of Operations in October 2002. In October 2003, Ms. Hoffpauir was promoted to Chief Operating Officer. From May 1995 to March 1997, Ms. Hoffpauir served as National Director of Operations for Horizon/ CMS Healthcare Corporation, a long-term care and rehabilitation company.
      Brenda A. Belger joined the Company as Vice President of Human Resources in April 1997 and was promoted to Senior Vice President of Human Resources in December 2001. Ms. Belger served as Director of Human Resources for Morven Partners, L.P., a manufacturer of food products, from July 1994 to April 1997.
      Kathleen A. Ventre joined the Company as Director of Clinical and Regulatory Affairs in May 1998 and was promoted to Vice President of Clinical and Regulatory Affairs in December 1999 and to Senior Vice President of Clinical and Regulatory Affairs in December 2001. From January 1994 to March 1998, Ms. Ventre served as a Patient Care Manager and Director of Patient Care Services with Vitas Healthcare, Inc., a for-profit provider of hospice services.
      W. Bradley Bickham joined the Company as Vice President and General Counsel in June 2003 and was appointed Secretary in January 2004. Mr. Bickham was an associate with the law firm of Vinson & Elkins L.L.P. from June 1998 until May 2003. From August 1997 until May 1998, Mr. Bickham was an associate with the law firm of Hughes & Luce, LLP. Mr. Bickham was an associate with the law firm of Cook, Yancey, King & Galloway, APLC from August 1994 until July 1997.

EXECUTIVE COMPENSATION
      The following table sets forth certain information for the years ended December 31, 2002, 2003 and 2004 concerning the compensation of all individuals serving as the Company’s Chief Executive Officer and the four most highly paid executives serving in such capacity as of December 31, 2004, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2004 (the “Named Executive Officers”).
Summary Compensation Table

						Long-Term
		Annual				Compensation
		Compensation
						Securities
				Other Annual	Restricted	Underlying	All Other
Name and				Compensation	Stock	Options	Compensation
Principal Position	Year	Salary($)	Bonus($)	(1)	Awards ($)(2)	(#)(3)	($)(4)

Richard R. Burnham(5)	2004	235,924	—	7,696	605,000	50,000	2,600
President, Chief	2003	457,646	266,900	24,562	—	—	4,369
Executive Officer,	2002	401,960	275,049	21,120	—	238,500	3,917
Chairman of the
Board
and Director
David C. Gasmire(5)	2004	456,426	—	18,604	—	150,000	2,397
	2003	343,064	201,627	21,450	—	—	3,146
	2002	301,472	177,383	19,021	—	135,000	2,958
Douglas B. Cannon	2004	284,543	—	3,990	363,000	75,000	1,287
Senior Vice	2003	268,774	155,855	3,430	—	—	4,379
President,	2002	226,103	108,232	1,755	—	112,500	2,815
Chief Financial
Officer, Treasurer
and Assistant
Secretary
Deborah A. Hoffpauir	2004	296,896	—	4,117	363,000	75,000	3,637
Senior Vice	2003	179,133	60,762	2,223	—	112,500	5,044
President	2002	147,441	35,197	1,148	—	56,250	1,470
and Chief
Operating
Officer
William F. Ward(6)	2004	218,671	—	2,280	—	50,000	3,105
Senior Vice	2003	—	—	—	—	—	—
President	2002	—	—	—	—	—	—
of Sales and
Marketing
W. Bradley Bickham	2004	199,385	—	2,280	302,500	35,000	2,735
Vice President,	2003	100,948	—	594	—	75,000	1,061
Secretary, General	2002	—	—	—	—	—	—
Counsel

(1)	Reflects amount paid by the Company for auto allowance, executive long-term disability insurance, medical/ dental insurance and parking.

(2)	The restrictions on the shares granted pursuant to the restricted stock awards lapse ratably over a four-year period beginning on November 18, 2005.

(3)	Stock option awards are adjusted for the Company’s 50% stock dividends distributed on February 21, 2003 and August 12, 2003.

(4)	Reflects a contribution by the Company to the Company’s 401(k) plan for the benefit of each of the Named Executive Officers and group term life insurance.

(5)	As of October 15, 2004, Mr. Burnham assumed the duties of President and Chief Executive Officer of the Company replacing David C. Gasmire, who resigned from his position as the President and Chief Executive Officer of the Company, effective as of October 15, 2004.

(6)	Mr. Ward’s employment with the Company was terminated on January 3, 2005.
      The following table provides information regarding stock options granted to the Named Executive Officers during 2004.
Option Grants in Last Fiscal Year

	Individual Grants

	Number of	% of Total
	Shares	Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in	Base Price	Expiration	Present
Name	Granted(#)	Fiscal Year	($/Share)(3)	Date	Value($)

Richard R. Burnham(1)	50,000	4.8%	$30.64	1/26/2014	904,000	(4)
David C. Gasmire(1)	150,000	14.5%	$30.64	1/26/2014	2,712,000	(4)
Douglas B. Cannon(1)	75,000	7.3%	$30.64	1/26/2014	1,356,000	(4)
Deborah A. Hoffpauir(1)	75,000	7.3%	$30.64	1/26/2014	1,356,000	(4)
William F. Ward(2)	50,000	4.8%	$17.78	7/19/2014	438,500	(5)
W. Bradley Bickham(1)	35,000	3.4%	$30.64	1/26/2014	632,800	(4)

(1)	25% of the stock options became exercisable on January 26, 2005, and 25% of the stock options will become exercisable on each subsequent January 26th, with all stock options becoming fully exercisable effective January 26, 2008.

(2)	All stock options were cancelled on January 3, 2005 upon termination of employment with the Company.

(3)	The exercise price for all options shown is the closing market price on the date of the grant.

(4)	The grant date present value was determined by using the Black-Scholes option pricing model, as adapted for use in valuing employee stock options. The estimated values under the Black-Scholes model are based on the following assumptions as to certain variables: potential option term, 10 years; risk free rate of return, 3.02% (based on the date of grant); expected volatility, 68.7%; and expected dividend yield, 0%. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by a Named Executive Officer will be at or near the value estimated by the Black-Scholes model reflected in the table.

(5)	The grant date present value was determined by using the Black-Scholes option pricing model, as adapted for use in valuing employee stock options. The estimated values under the Black-Scholes model are based on the following assumptions as to certain variables: potential option term, 10 years; risk free rate of return, 3.80% (based on the date of grant); expected volatility, 52.3%; and expected dividend yield, 0%. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by a Named Executive Officer will be at or near the value estimated by the Black-Scholes model reflected in the table.

      The following table provides summary information with respect to stock options held by the Named Executive Officers as of December 31, 2004. The value of unexercised in-the-money options is based on the price per share of Common Stock of $13.68 as reported on the Nasdaq National Market at the close of business on December 31, 2004, less the exercise price payable for the shares.
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of the Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
	Shares		Fiscal Year-End(#)		Fiscal Year-End($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard R. Burnham	—	—	249,382	265,975	1,701,311	744,855
David C. Gasmire	25,000	426,585	517,459	—	2,001,113	—
Douglas B. Cannon	—	—	88,164	175,710	491,628	367,099
Deborah A. Hoffpauir	—	—	57,937	194,250	63,036	96,300
William F. Ward	—	—	—	50,000	—	—
W. Bradley Bickham	—	—	18,750	91,250	—	—
Employment Agreements
      Richard R. Burnham. Effective as of February 28, 2002, the Company amended and restated its employment agreement with Mr. Burnham, which was originally entered into on March 1, 1999. The employment agreement expires on February 28, 2006, except that it will be renewed automatically for additional one-year periods unless sixty days prior written notice is given by either party in advance of any one-year period. Mr. Burnham’s annual base salary is subject to annual review by the Compensation Committee. The employment agreement also provides for an annual bonus to be determined by the Board of Directors and Mr. Burnham based on the Company achieving certain goals. In addition, the employment agreement provides that Mr. Burnham is entitled to an automobile allowance and is eligible to participate in all benefit programs for which employees and/or senior executives are generally eligible. Under his employment agreement, the Company may terminate Mr. Burnham’s employment for cause or without cause. If Mr. Burnham’s employment is terminated without cause or he resigns for good reason,

•	he will be entitled to receive severance payments equal to his base salary, payable on regularly scheduled paydays and in accordance with the Company’s regular payroll practice, until the earlier to occur of the second anniversary of his date of termination or the date on which he obtains employment with another person;

•	he will be entitled to receive his pro rata share of any annual bonus to which he would be entitled through the date of termination, payable at the earlier of the date it would have been due if he had not been terminated or the last day on which he is entitled to receive severance payments;

•	he will be entitled to reimbursements for any payments he makes under the Consolidated Omnibus Budget Reconciliation Act of 1985 for continued health benefits under the Company’s health insurance plan until, subject to certain exceptions, the expiration of the period during which he is entitled to receive severance payments; and

•	non-vested stock options granted to Mr. Burnham will vest immediately and all stock options granted to Mr. Burnham will remain exercisable for a period of two years from the date of termination.
      If within two years following a change of control Mr. Burnham is terminated without cause or resigns for good reason, he will be entitled to the same severance benefits as if he had been terminated without cause. However, the period for which he will be entitled to such severance benefits will be the greater of the severance period for termination without cause or the remainder of the two years following the date of the change of control. During the employment term, the Company must nominate Mr. Burnham as a member of the Board of Directors. The employment agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing until:

•	the first anniversary of the date of termination if Mr. Burnham’s employment is terminated by the Company with cause or by reason of his long-term disability;

•	the later to occur of the first anniversary of the date of termination or the last day on which he is entitled to receive severance payments if Mr. Burnham’s employment is terminated by the Company without cause or Mr. Burnham resigns for good reason; or

•	the second anniversary of the date of termination if Mr. Burnham resigns without good reason.
      Douglas B. Cannon. Effective as of February 28, 2002, the Company amended and restated its employment agreement with Mr. Cannon, which was originally entered into on March 1, 1999. The employment agreement expires on February 28, 2006, except that it will be renewed automatically for one-year periods unless sixty days prior written notice is given by either party in advance of any one-year renewal period. Mr. Cannon’s annual base salary is subject to annual review by the Compensation Committee. The employment agreement also provides for an annual bonus to be determined by the Board of Directors and Mr. Cannon based on the Company achieving certain goals. In addition, the employment agreement provides that Mr. Cannon is eligible to participate in all benefit programs for which employees and/or senior executives are generally eligible. Under his employment agreement, the Company may terminate Mr. Cannon’s employment for cause or without cause. If Mr. Cannon’s employment is terminated without cause or he resigns for good reason,

•	he will be entitled to receive severance payments equal to his base salary, payable on regularly scheduled paydays and in accordance with the Company’s regular payroll practice, until the earlier to occur of the first anniversary of his date of termination or the date on which he obtains employment with another person;

•	he will be entitled to receive his pro rata share of any annual bonus to which he would be entitled through the date of termination, payable at the earlier of the date it would have been due if he had not been terminated or the last day on which he is entitled to receive severance payments;

•	he will be entitled to reimbursements for any payments he makes under the Consolidated Omnibus Budget Reconciliation Act of 1985 for continued health benefits under the Company’s health insurance plan until, subject to certain exceptions, the expiration of the period during which he is entitled to receive severance payments; and

•	non-vested stock options granted to Mr. Cannon will vest immediately and all stock options granted to Mr. Cannon will remain exercisable for a period of two years from the date of termination.
      If within two years following a change of control Mr. Cannon is terminated without cause or resigns for good reason, he will be entitled to the same severance benefits as if he had been terminated without cause. However, the period for which he will be entitled to such severance benefits will be the greater of the severance period for termination without cause or the remainder of the two years following the date of the change of control. The employment agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing until the first anniversary of the date of termination.
Separation Agreement and Release
      On January 19, 2005, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with David C. Gasmire who served as President and Chief Executive Officer of the Company. Effective October 15, 2004 (the “Termination Date”), Mr. Gasmire and the Company mutually agreed to terminate Mr. Gasmire’s employment with the Company.
      Under the Separation Agreement, Mr. Gasmire became entitled to, net of any applicable withholding taxes, (a) bi-weekly payments of $17,692.31 until the earlier to occur of the second anniversary of the

Termination Date or the date on which Mr. Gasmire obtains employment with another person; (b) a pro-rated amount of any annual bonus to which Mr. Gasmire becomes entitled for 2004; (c) reimbursement for any COBRA payments actually incurred by Mr. Gasmire during the Severance Period (as defined in the Separation Agreement); (d) reimbursement for any payments actually incurred by Mr. Gasmire for health and dental insurance for such time period during the Severance Period after which Mr. Gasmire may not participate in COBRA coverage; and (e) the Company’s continuing obligations under the stock option agreements previously granted to Mr. Gasmire (the “Option Agreements”).
      Under the Separation Agreement, all stock options granted to Mr. Gasmire pursuant to the Option Agreements that were not vested as of the Termination Date fully vested, and all stock options held by Mr. Gasmire as of the Termination Date will remain exercisable for a period of two years from and after the Termination Date.
      Under the Separation Agreement, Mr. Gasmire will remain subject to the confidentiality provisions and covenant not to compete in Mr. Gasmire’s employment agreement, which employment agreement terminated in connection with the separation except for these and other selected provisions thereof, until the later to occur of the first anniversary of the Termination Date or the last day on which Mr. Gasmire is entitled to receive severance payments.
      In addition, under the Separation Agreement, the parties, subject to the limitations described in the Separation Agreement, mutually released each other from any and all claims relating to Mr. Gasmire’s employment or otherwise.
Stock Option Plan
      The Company adopted the Odyssey Healthcare, Inc. Stock Option Plan in 1996. As of March 25, 2005, there were 385,642 shares of Common Stock issuable upon exercise of outstanding stock options under the plan. The Company no longer grants stock options under this plan. If the proposed amendment to the Equity-Based Compensation Plan is approved by stockholders, the Company will not make any additional grants under this plan. The plan allows for the grant of both incentive stock options and nonstatutory stock options. The Compensation Committee administers the plan and has been responsible for determining recipients of stock options and the terms and conditions of the options. With respect to incentive stock options, the Internal Revenue Code of 1986 limits the Compensation Committee’s power to determine exercise prices and dates.
2001 Equity-Based Compensation Plan
      The purpose of the Equity-Based Compensation Plan is to provide an incentive for employees, directors and certain consultants and advisors of the Company to remain in the service of the Company, to extend to those persons the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company and to aid the Company in attracting able persons to enter the service of the Company. A summary description of the Equity-Based Compensation Plan, as proposed to be modified by the amendment described in this Proxy Statement, is set forth in Appendix A.
Employee Stock Purchase Plan
      The Employee Stock Purchase Plan became effective July 1, 2002. The purpose of the plan is to provide eligible employees with an incentive to advance the Company’s interests by providing an opportunity to purchase stock of the Company at a favorable price. The plan is administered by the Compensation Committee. A total of 3,375,000 shares of Common Stock are authorized for issuance under the plan.
      Any eligible employee may elect to participate in the plan by authorizing the Compensation Committee to make payroll deductions to pay the exercise price of an option at the time and in the manner prescribed by the Compensation Committee. This payroll deduction may be a specific amount or a designated percentage to be determined by the employee, but the specific amount may not be less than an amount established by the Company and the designated percentage may not exceed an amount of eligible compensation established by the Company from which the deduction is made. In no event will an employee be granted an option under the plan that would permit an employee to purchase stock with a fair market value in excess of $25,000, or if valued at or below $25,000, that would permit an employee to purchase more than 45,000 shares in a calendar year.
      There are two six-month periods for the plan in each calendar year. The date of grant and the date of exercise for the first option period under the plan in a given calendar year is January 1 and June 30, respectively, and the date of grant and date of exercise for the second option period is July 1 and December 31, respectively. The exercise price of options granted under the plan is an amount equal to the lesser of 85% of the fair market value of the stock on the date of exercise or on the date of grant.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors is currently comprised of Messrs. Carlyle, Rash and Steffy. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee meet the independence and experience requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the Securities and Exchange Commission and that Mr. Carlyle satisfies the requirements for an “audit committee financial expert.” The Audit Committee operates pursuant to an Audit Committee Charter that was amended and restated on March 25, 2004. A copy of the Audit Committee Charter, which is reviewed on an annual basis, may be found on the Company’s website at http://www.odsyhealth.com under the “Investor Relations — Corporate Governance” captions by clicking on the link titled “Audit Committee Charter” under the heading “Committee Charters.”
      As set forth in the Audit Committee Charter, management of the Company, not the Audit Committee, is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, not the Audit Committee, are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and other procedures. The Audit Committee assists the Board in its oversight function and has the responsibilities and powers as set forth in the Audit Committee Charter.
      In the performance of its oversight function, the Audit Committee has discussed with the Company’s internal auditors, KPMG LLP (“KPMG”), and the Company’s independent auditors, Ernst & Young LLP (“E&Y”), the overall scope and plans for their respective audits. The Audit Committee has met with KPMG and E&Y, separately and together, with and without management present, to discuss the Company’s financial reporting process and internal accounting controls. The Audit Committee has also reviewed and discussed with the Company’s management and E&Y the Company’s audited financial statements for the year ended December 31, 2004 and discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has determined that E&Y’s provision of non-audit services to the Company is compatible with maintaining the auditors’ independence and discussed with E&Y their independence from the Company and its management.
      The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent auditors. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by these firms during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside of the scope of the initial services and fees approved by the Audit Committee. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided, as noted in the table below, were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.
      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
      Based upon the reviews, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.
      This report has been submitted by the Audit Committee for the year ended December 31, 2004, which consisted of the following members:
John K. Carlyle, Chairman
Martin S. Rash
David L. Steffy
FEES PAID TO INDEPENDENT AUDITORS
      The following table summarizes the aggregate fees billed by Ernst & Young LLP for services rendered for the years ended December 31, 2004 and December 31, 2003:

	2004	2003

Audit fees	$407,028	$332,736
Audit-related fees	15,610	14,100
Tax fees	243,292	181,928
All other fees	6,276	3,200

Total	$672,206	$531,964

      The amount shown for audit fees includes fees for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q and work related to registration statements filed by the Company. The amount shown for audit related fees includes fees for audits of employee benefit plans. The amount shown for tax fees includes all income tax services such as tax compliance, tax advice and tax planning other than those directly related to the audit of the income tax accrual. The amount shown for all other fees includes fees for product purchases.
      Prior to the engagement of the Company’s independent auditors, the Audit Committee approves the engagement and the terms of such engagement. The Audit Committee approves all audit and non-audit services provided by the Company’s independent auditors prior to their engagement or commencement of such services, except for the provision of certain services (other than audit, review or attest services) for which pre-approval is not required, in part because the aggregate of the fees billed for such services is no more than 5% of the total amount of fees paid by the Company to its independent auditors and such services are approved by the Audit Committee prior to the completion of the audit. For the year ended December 31, 2004, none of the audit-related fees, none of the tax fees and $1,776 of all other fees were approved by the Audit Committee pursuant to the exception to pre-approval for certain de minimis services described above. In addition, for the year ended December 31, 2003, none of the audit-related fees, none of the tax fees and 100% of all other fees were approved by the Audit Committee pursuant to the exception to pre-approval for certain de minimis services described above.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides certain information about our Common Stock that may be issued upon the exercise of options under the Company’s 2001 Equity-Based Compensation Plan, which is the only existing equity compensation plan of the Company as of December 31, 2004. The table does not reflect the additional 2,372,000 shares under the Company’s 2001 Equity-Based Compensation Plan that stockholders are being asked to authorize at the annual meeting under Proposal Two.

(c)
	(a)	(b)	Number of Securities
	Number of	Weighted	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options,	Options,	(Excluding Securities
	Warrants, Awards	Warrants and	Reflected in
Plan Category	and Rights (1)	Rights(2)	Column (a))

Equity Compensation Plans Approved by Securityholders	3,113,105	$17.84	248,589
Equity Compensation Plans Not Approved by Securityholders	—	—	—

Total	3,113,105	$17.84	248,589

(1)	Includes 175,000 restricted stock awards granted to certain executive officers on November 18, 2004. Restricted stock awards are not included in the calculation of the weighted-average exercise price since there is no exercise price attached to the award.

(2)	These amounts represent the weighted average exercise price for the total number of outstanding options.
COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
Role of the Compensation Committee
      The Compensation Committee of the Board of Directors is currently composed of Messrs. Cross, Rash and Schabel. The Board of Directors, in its business judgment, has determined that all members of the Compensation Committee meet the current independence and experience requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the Securities and Exchange Commission. The Compensation Committee operates pursuant to a Compensation Committee Charter that was amended and restated March 25, 2004. A copy of the Compensation Committee Charter, which is reviewed on an annual basis, may be found on the Company’s website at http://www.odsyhealth.com under the “Investor Relations — Corporate Governance” captions by clicking on the link titled “Compensation Committee” under the heading “Committee Charters.”
      As set forth in the Compensation Committee Charter, the Compensation Committee determines annual salary, bonuses and other compensation for the Company’s Chairman of the Board and Chief Executive Officer and other executive officers and makes recommendations to the Board of Directors for the compensation of non-employee members of the Board of Directors. The Compensation Committee also monitors and administers all of the Company’s equity-based incentive and other compensation plans and, subject to the provisions of each such plan, determines grants under it for all employees and consultants, including directors and executive officers. The Compensation Committee held four meetings during the Company’s fiscal year ended December 31, 2004. At those meetings the Compensation Committee reviewed the Company’s compensation practices, adjusted salaries of the executive officers and made awards of stock options and restricted stock to certain key employees and directors of the Company.
Principles of Executive Compensation
      In determining compensation levels and developing compensation programs for the Company’s executive officers, the Compensation Committee analyzes the relationship between base salary, annual cash incentives, equity incentives and benefits. The underlying objectives of the Company’s compensation strategy include the following:

•	attract and retain superior executive talent, and motivate those executives to achieve optimum short-term and long-term corporate operating results; and

•	align the interests of executive officers with the creation of stockholder value and ensure long-term growth orientation through equity-based plans.
Description of the Executive Compensation Program
      The key elements of the Company’s executive compensation program are base salary, annual cash bonuses and equity incentive compensation. These elements are separately described below.
      The Compensation Committee does not exclusively use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, the Compensation Committee considers all elements of an executive’s total compensation package, recommendations of the Chief Executive Officer (as discussed below) and other objective and subjective criteria the Compensation Committee deems appropriate with respect to each executive officer. The compensation of executive officers is periodically reviewed to ensure an appropriate mix of base salary, annual cash bonuses and equity-based incentives to provide competitive total direct compensation opportunities consistent with the pay philosophy described below. In addition, in 2003 the Compensation Committee commissioned a report from an independent benefit and compensation consultant analyzing the compensation paid to the Company’s Chief Executive Officer and other executive officers. The Compensation Committee received this report in the fourth quarter of 2003 and took into consideration the recommendations contained in the report in establishing the compensation of the Chief Executive Officer and other executive officers for 2004.
      Base Salaries. The base salary of each of the executive officers, other than the Chief Executive Officer, is reviewed annually by the Compensation Committee, with adjustments based in part on the recommendations of the Chief Executive Officer. In reviewing base salaries, the Compensation Committee considers various factors, including the position of the executive officer, the performance of the executive officer, increases in responsibilities and recommendations of the Chief Executive Officer. In reviewing annual base salaries, the Compensation Committee and the Chief Executive Officer also consider each executive officer’s responsibilities related to achieving the objectives of the Company and, in an effort to provide competitive compensation, from time to time reviews salaries of similarly situated employees in comparable companies. As mentioned above, the Compensation Committee used such a report when it established the 2004 base salaries of the Chief Executive Officer and other executive officers.
      The financial performance of the Company, primarily net patient service revenue and net income, also is considered in determining annual adjustments to base salaries. When the Chief Executive Officer completes his review, he makes a recommendation to the Compensation Committee for its review and approval. With respect to the 2005 base salaries of the Chief Executive Officer and the other executive officers, the Compensation Committee capped the increase in base salary for each such officer at three percent.
      Annual Cash Bonuses. The Compensation Committee determines annual cash bonuses to executive officers, other than the Chief Executive Officer, after considering the recommendations of the Chief Executive Officer. The Chief Executive Officer, in developing his bonus recommendations for the other executive officers, as well as the Compensation Committee in evaluating the Chief Executive Officer’s recommendations, consider primarily the financial performance of the Company as described above and the performance of the Company in relation to industry conditions. Failure of the Company or an executive officer’s efforts to help the Company attain or exceed the Company’s financial objectives does not, however, necessarily prevent any cash bonus from being paid, although it may affect the size of cash bonuses paid.
      Annual Stock Option Grants and Restricted Stock Awards. The Compensation Committee endorses the view that equity ownership by management is beneficial in aligning management and stockholder’s interests in the enhancement of stockholder value. The Company formerly provided such equity-based compensation pursuant to the Company’s Stock Option Plan. In November 2001, the Company’s 2001 Equity-Based Compensation Plan became effective and replaced the Stock Option Plan for purposes of providing equity-based compensation to executives and other key employees and consultants.
      The 2001 Equity-Based Compensation Plan authorizes the granting of incentive stock options, nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock awards and annual incentives to executives and other key employees and consultants of the Company. To align the interests of senior executives with the interests of stockholders, the Compensation Committee’s current policy regarding such awards is to grant incentive stock options, non-qualified stock options and restricted stock awards. Under the Company’s annual stock option grant and restricted stock award programs, the Company determines the number and type of options and restricted stock awards to be granted to each of its executives based upon such executive’s position, ability to affect Company performance, tenure and the achievement of performance objectives established for the executive. All stock option grants have had an exercise price equal to the fair market value of a share of Common Stock at the time of the grant. To encourage retention, the ability to exercise options and the lapse of the restrictions on the restricted stock awards granted under this plan are generally subject to vesting restrictions. Certain stock option grants and restricted stock awards are shown in the Summary Compensation Table.
      Perquisites. The Company provides members of its management, including Mr. Burnham and the named executive officers, with certain perquisites, including company paid medical insurance; group term life insurance; reimbursement for cell phone service; reimbursement for long-term disability insurance; and paid parking. In addition, Mr. Burnham, Mr. Cannon and Ms. Hoffpauir are reimbursed for health club dues of up to $100 per month. Mr. Burnham also receives an auto allowance of $12,000 per year and paid medical insurance for his spouse. The value of these perquisites does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any executive officer. We believe these perquisites are an important component of compensation and are necessary to compete for top management talent. In addition, many of these perquisites are also standard benefits for many of the Company’s non-executive employees.
Compensation of the Chief Executive Officer
      On January 1, 2004 Mr. Gasmire was named the Chief Executive Officer of the Company, and served in such capacity until his departure on October 15, 2004. Mr. Gasmire’s base salary for 2004 was $460,000. On October 15, 2004 Mr. Burnham was re-appointed as the Chief Executive Officer of the Company. Prior to his re-appointment as Chief Executive Officer, Mr. Burnham served as Chairman of the Board and was receiving a base salary of $180,000 in 2004. Upon his re-instatement to the position of Chief Executive Officer of the Company, Mr. Burnham’s base salary was increased to $460,000. Mr. Burnham’s employment agreement provides that Mr. Burnham’s base salary will be reviewed annually and may be increased at the discretion of the Compensation Committee. For 2005 Mr. Burnham’s base salary was increased by three percent to $463,800. The Compensation Committee anticipates that future increases in the Chief Executive Officer’s base salary will continue to be based, from time to time, on evaluations by independent benefit and compensation consultants as well as on the Compensation Committee’s assessment of the Chief Executive Officer’s performance and its expectations as to future contributions to the Company by the Chief Executive Officer and salaries provided by comparable companies.
      Under the terms of his employment agreement, Mr. Burnham is eligible for cash bonuses at the discretion of the Compensation Committee. Mr. Burnham did not receive any cash bonus for 2004, because the Company failed to meet the financial targets established by the Compensation Committee. The Compensation Committee anticipates that future cash bonuses paid to the Chief Executive Officer will be based primarily upon the achievement by the Company of certain financial targets established by the Compensation Committee, as well as on the individual performance of the Chief Executive Officer in supporting the Company’s financial performance and attainment of strategic Company objectives.
      On November 18, 2004, the Compensation Committee granted Mr. Burnham a restricted stock award of 50,000 shares. The restrictions on the shares lapse ratably over a four-year period beginning on November 18, 2005.
      On January 19, 2005, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with David C. Gasmire the former Chief Executive Officer and President of the Company. Under the Separation Agreement, Mr. Gasmire became entitled to, net of any applicable withholding taxes, (a) bi-weekly payments of $17,692.31 until the earlier to occur of the second anniversary of the termination date or the date on which Mr. Gasmire obtains employment with another person; (b) a pro-rated amount of any annual bonus to which Mr. Gasmire becomes entitled for 2004; (c) reimbursement for any COBRA payments actually incurred by Mr. Gasmire during the Severance Period (as defined in the Separation Agreement); (d) reimbursement for any payments actually incurred by Mr. Gasmire for health and dental insurance for such time period during the Severance Period after which Mr. Gasmire may not participate in COBRA coverage; and (e) the Company’s continuing obligations under the stock option agreements previously granted to Mr. Gasmire (the “Option Agreements”).
      Under the Separation Agreement, all stock options granted to Mr. Gasmire pursuant to the Option Agreements that were not vested as of the termination date fully vested, and all stock options held by Mr. Gasmire as of the termination date will remain exercisable for a period of two years from and after the termination date. In addition, Mr. Gasmire will remain subject to the confidentiality provisions and covenant not to compete in Mr. Gasmire’s employment agreement, which employment agreement terminated in connection with the separation except for these and other selected provisions thereof, until the later to occur of the first anniversary of the termination date or the last day on which Mr. Gasmire is entitled to receive severance payments. Under the Separation Agreement, the parties, subject to the limitations described in the Separation Agreement, mutually released each other from any and all claims relating to Mr. Gasmire’s employment or otherwise.
Section 162(m) $1 Million Pay Deductibility Cap
      The Company’s executive compensation strategy is to be cost and tax effective. Therefore, the Company’s policy is to avail itself of all proper deductions under the Internal Revenue Code, where practical, while maintaining the flexibility to approve compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility. Section 162(m) of the Internal Revenue Code generally imposes a $1 million per person annual limit on the amount the Company may deduct as compensation expense for its Chief Executive Officer and its four other highest paid officers. Although the total compensation of the executive officers did not exceed this deduction limitation in 2004, certain factors involved in the Company’s compensation program may impact whether the deduction limitation is exceeded in the future. The Stock Option Plan and the 2001 Equity-Based Compensation Plan, as drafted, permit compensation associated with awards to be excluded from the deduction limitations. However, in future years or if the plans are modified, certain payments under these plans, including grants of restricted stock and certain stock options, may be included as compensation for purposes of calculating the deduction limitation, potentially impacting the deduction limitation.
      As the Company moves forward in its efforts to create stockholder value in the years ahead, the Compensation Committee will continue to review, monitor and evaluate the Company’s program for executive compensation to ensure that it is internally effective in support of the Company’s strategy, competitive in the marketplace to attract, retain and motivate the talent needed to achieve the Company’s financial objectives, and appropriately rewards the creation of value on behalf of the Company’s stockholders.
      This report has been submitted by the Compensation Committee, which consists of the following members:
David W. Cross, Chairman
Martin S. Rash
Shawn S. Schabel
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Compensation Committee is compromised of Messrs. Cross, Rash and Schabel. None of the foregoing persons are officers or employees or former officers or employees of the Company or any of its subsidiaries. None of the executive officers of the Company served as a member of the compensation committee or board of directors of any other company during 2004.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Registration Rights Agreement
      Richard R. Burnham, David W. Cross, David L. Steffy, and other holders of Common Stock are entitled under a second amended and restated registration rights agreement with the Company, dated July 1, 1998, to the following registration rights for the shares of Common Stock held by them:

•	at any time after April 30, 2002, holders constituting at least two-thirds of the total shares of these registrable securities may require, on two occasions only, that the Company use its best efforts to register registrable securities for public resale, provided that the aggregate offering price is at least $1 million;

•	if the Company registers any Common Stock at any time, either for its own account or for the account of other security holders, the holders of registrable securities are entitled to include their shares of Common Stock in the registration, subject to the ability of the underwriters to limit the number of shares included in the offering in view of market conditions; and

•	holders of at least 40% of the registrable securities may require the Company to use its best efforts to register the securities on a Form S-3 registration statement or any successor form after the Company becomes eligible to use the form, provided that the aggregate offering price is at least $1 million.
      In most cases, the Company will bear all registration expenses other than underwriting discounts. Registration rights terminate on the earlier to occur of:

•	the times at which shares of registrable securities may be sold under Rule 144 of the Securities Act; or

•	July 1, 2006.

      The Company received a demand to register shares for public resale in March 2002. In response thereto, the Company filed a registration statement on March 20, 2002 registering for resale the shares of Common Stock held by them. The registration statement was declared effective by the Securities and Exchange Commission on April 9, 2002, and the offering of 5,585,707 shares (which number has not been adjusted for the Company’s two three-for-two stock splits authorized on January 27, 2003 and July 18, 2003) of Common Stock was completed on April 15, 2002. The Company waived the limitation in the agreement which would have otherwise prohibited a demand registration from occurring on or before April 30, 2002.
Indemnification Agreements
      The Company has entered into agreements to indemnify its directors and executive officers. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are helpful in attracting and retaining qualified directors and officers.
Separation Agreement and Release
      On January 19, 2005, the Company entered into a Separation Agreement and Release with David C. Gasmire who served as President and Chief Executive Officer of the Company. For information regarding the Separation Agreement and Release, see “Executive Compensation — Separation Agreement and Release.”

PERFORMANCE GRAPH
      The Performance Graph shown below was prepared by the Company for use in this Proxy Statement. Note that historic stock price performance is not necessarily indicative of future stock performance. The graph was prepared based upon the following assumptions:

1. $100 was invested in the Common Stock, the Nasdaq Market Index and the Company’s Peer Group (as defined below) on October 31, 2001 (the date the Common Stock was first traded on the Nasdaq National Market).

2. Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of the comparison period.

3. Dividends are reinvested on the ex-dividend dates.
      The companies that comprise the Company’s Peer Group for purposes of stockholder return comparisons are as follows: Lincare Holdings, Inc., Select Medical Corporation, Triad Hospitals, Inc., United Surgical Partners International, Inc., VistaCare, Inc. and Chemed Corporation. The Company and VistaCare, Inc. are the only publicly held healthcare providers that exclusively provide hospice care. The Company added Chemed Corporation to its Peer Group in 2004, because Chemed Corporation’s wholly-owned subsidiary, VITAS Healthcare Corporation, is one of the largest hospice providers in the United States and is generally considered as a peer by the investment community. The Company believes that its Peer Group is comparable to the Company because it consists of non-facility based healthcare services providers that are generally characterized by relatively low levels of leverage, solid cash flow and multiple sources of growth, including same store improvements, de novo development and modest acquisition programs.

	10/31/01	12/31/01	12/31/02	12/31/03	12/31/04

Odyssey HealthCare, Inc.	100.00	150.38	201.16	383.87	178.26
New Peer Group(1)	100.00	109.05	111.01	138.77	168.33
Old Peer Group(2)	100.00	110.47	98.21	115.66	136.55
Nasdaq Market Index	100.00	115.50	80.42	121.16	132.79

(1)	Includes Chemed Corporation.

(2)	Excludes Chemed Corporation.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
      The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by:

•	each stockholder known by the Company to beneficially own more than five percent of the Common Stock;

•	each of the Company’s directors;

•	each of the Company’s Named Executive Officers; and

•	all directors and executive officers as a group.
      Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company.
      The Company has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, to the Company’s knowledge, the persons included in this table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options or warrants that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. On the Record Date, there were 34,495,588 shares of Common Stock outstanding.

		Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned

Shapiro Capital Management Company, Inc.(1)	4,401,700	12.8%
Waddell & Reed Financial, Inc.(2)	3,151,847	9.1%
Neuberger Berman, Inc.(3)	2,295,600	6.7%
Baron Capital Group, Inc.(4)	2,266,300	6.6%
Wellington Management Company, LLP(5)	1,854,400	5.4%
W. Bradley Bickham(6)	52,500	*
Richard R. Burnham(7)	722,989	2.1%
Douglas B. Cannon(8)	162,688	*
John K. Carlyle(9)	27,515	*
David W. Cross(10)	27,078	*
Deborah A. Hoffpauir(11)	170,624	*
Paul J. Feldstein(12)	59,078	*
David C. Gasmire(13)	564,259	1.6%
Martin S. Rash(14)	50,503	*
Shawn S. Schabel(15)	28,428	*
David L. Steffy(16)	755,161	2.2%
William F. Ward	—	*
All directors and executive officers as a group (12 persons)**	2,226,960	6.3%

*	Represents beneficial ownership of less than 1%.

**	Does not include shares beneficially owned by David C. Gasmire and William F. Ward, former executive officers of the Company.

(1)	Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on March 8, 2005, filed by Samuel R. Shapiro and Shapiro Capital Management Company, Inc. whose address is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia 30305.

(2)	Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 8, 2005, filed by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company, and Waddell & Reed Ivy Investment Company whose address is 6300 Lamar Avenue, Overland Park, Kansas 66202. The securities reported on such Amendment No. 2 to Schedule 13G are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Waddell & Reed Ivy Investment Company, an investment advisory subsidiary of Waddell & Reed Financial, Inc. or Waddell & Reed Investment Management Company, an investment advisory subsidiary of Waddell & Reed, Inc.

(3)	Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2005, filed by Neuberger Berman, Inc., Neuberger Berman, LLC, Neuberger Berman Management, Inc. and Neuberger Berman Genesis Fund whose address is 605 Third Ave., New York, New York 10158-3698.

(4)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2005, filed by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron whose address is 767 Fifth Avenue, New York, New York 10153.

(5)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2005, filed by Wellington Management Company, LLP whose address is 75 State St., Boston, Massachusetts 02109.

(6)	Consists of (i) 25,000 shares held of record of which 25,000 are unvested shares of restricted stock which cannot be disposed of until the restrictions on the shares lapse and (ii) 27,500 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(7)	Consists of (i) 391,892 shares held of record jointly with his wife of which 50,000 are unvested shares of restricted stock which cannot be disposed of until the restrictions on the shares lapse and (ii) 331,097 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(8)	Consists of (i) 30,000 shares held of record of which 30,000 are unvested shares of restricted stock which cannot be disposed of until the restrictions on the shares lapse and (ii) 132,688 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(9)	Consists of (i) 10,000 shares held of record and (ii) 17,515 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(10)	Consists of (i) 1,125 shares held of record by spouse and (ii) 25,953 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(11)	Consists of (i) 86,625 shares held of record of which 30,000 are unvested shares of restricted stock which cannot be disposed of until the restrictions on the shares lapse and (ii) 83,999 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(12)	Consists of (i) 10,000 shares held of record and (ii) 49,078 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(13)	Consists of (i) 105,750 shares held of record, (ii) 13,050 shares held of record as co-trustee of certain trusts for the benefit of Mr. Gasmire’s children and (iii) 445,459 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(14)	Consists of (i) 13,151 shares held of record and (ii) 37,352 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(15)	Consists of 28,428 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(16)	Consists of (i) 714,893 shares held of record, (ii) 25,952 shares issuable upon exercise of stock options that have already vested or will vest within 60 following the Record Date days and (iii) 14,316 shares issuable upon exercise of outstanding warrants.
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the SEC initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The SEC’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2004.
ADDITIONAL INFORMATION
Stockholder Proposals for Next Annual Meeting
      Pursuant to Rule 14a-8 of the Exchange Act, to be included in the Board of Directors’ solicitation of proxies relating to the 2006 Annual Meeting of the Company’s Stockholders, a stockholder proposal must be received by the Secretary of the Company at 717 North Harwood Street, Suite 1500, Dallas, Texas 75201, no later than December 6, 2005.
      Pursuant to the Company’s Bylaws, in order to nominate persons for election to the Board of Directors at the 2006 Annual Meeting of the Company’s Stockholders or to bring business before the 2006 Annual Meeting of the Company’s Stockholders, a stockholder must deliver notice, in the form specified in the Company’s Bylaws, to the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting; provided, however, that if the date of the 2006 Annual Meeting of the Company’s Stockholders is changed by more than thirty days from the anniversary date of the Annual Meeting, notice must be delivered to the principal executive offices of the Company not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting is mailed or public disclosure of the meeting date is made.
      With respect to proxies submitted for the 2006 Annual Meeting of the Company’s Stockholders, the Company’s management will have discretionary authority to vote on any matter of which the Company does not receive notice by the date specified in the advance notice provisions of the Company’s Bylaws described above, pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act.

Annual Report
      The Company’s Annual Report to stockholders for the year ended December 31, 2004, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

By Order of the Board of Directors,

W. Bradley Bickham
Secretary

APPENDIX A
SUMMARY DESCRIPTION OF THE
ODYSSEY HEALTHCARE, INC. 2001 EQUITY-BASED COMPENSATION PLAN
General
      The purpose of the Equity-Based Compensation Plan is to provide a means to enhance the profitable growth of the Company and its subsidiaries by attracting and retaining employees, directors, consultants and advisors of the Company by providing such individuals with a means to acquire and maintain stock ownership or awards the value of which is tied to the performance of the Common Stock. The Equity-Based Compensation Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the Company and their desire to remain in its employ. The Company seeks to achieve the Equity-Based Compensation Plan’s purpose by primarily providing grants of (i) incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”), (ii) stock options that do not qualify as Incentive Options (“Nonstatutory Options” and, together with Incentive Options, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) phantom stock rights (“Phantom Stock Rights”), or (vi) any combination of such awards (collectively referred to as “Awards”). See “— Securities To Be Offered.”
      No Incentive Options may be made under the Equity-Based Compensation Plan after the date that is ten years from the date the Equity-Based Compensation Plan was adopted.
      The Equity-Based Compensation Plan, in part, is intended to qualify under the provisions of Section 422 of the Code. See “— Federal Tax Consequences.” The Equity-Based Compensation Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
Administration of the Plan
      The Board has appointed the Compensation Committee to administer the Equity-Based Compensation Plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board chooses to take action under the Equity-Based Compensation Plan. Unless otherwise limited by the Equity-Based Compensation Plan, Rule 16b-3 of the Exchange Act, or the Code, the Compensation Committee has broad discretion to administer the Equity-Based Compensation Plan, interpret its provisions, and adopt policies for implementing the Equity-Based Compensation Plan. This discretion includes the power to determine to whom and when Awards will be granted, determine the amount of such Awards (measured in cash, shares of Common Stock or as otherwise designated), proscribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), accelerate the exercise terms of an Option, delegate duties under the Equity-Based Compensation Plan, terminate, modify or amend the Equity-Based Compensation Plan (subject to Board ratification), and execute all other responsibilities permitted or required under the Equity-Based Compensation Plan.
Persons Who May Participate in the Equity-Based Compensation Plan
      Any individual who provides services to the Company or its subsidiaries, including non-employee directors of and consultants for the Company (an “Eligible Person”), and is designated by the Compensation Committee to receive an Award under the Equity-Based Compensation Plan will be a “Participant.” An employee on leave of absence may be considered still employed by the Company for determining eligibility under the Equity-Based Compensation Plan. Any individual granted an Award which remains outstanding under the Equity-Based Compensation Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the Equity-Based Compensation Plan. The Company currently has six non-employee directors, six officers and approximately 4,200 other employees who are eligible to participate in the Equity-Based Compensation Plan.

      A Participant under the Equity-Based Compensation Plan will be eligible to receive an Award pursuant to the terms of the Equity-Based Compensation Plan and subject to any limitations imposed by appropriate action of the Compensation Committee. No Award may be granted if the Award relates to a number of shares of Common Stock which exceeds the number of shares which remain available under the Equity-Based Compensation Plan minus the number of shares issuable in settlement of or relating to outstanding Awards. Additionally, no Award may be granted in each fiscal year to Eligible Persons likely to be Covered Employees for more than 1,300,000 shares (subject to any adjustment due to recapitalization or reorganization permitted under the Equity-Based Compensation Plan) and no payment may be made in cash with respect to Awards that are not related to Common Stock in excess of $3,000,000.
      With respect to Incentive Options, a Participant must be an employee of the Company or one of its corporate subsidiaries and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a subsidiary unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the Common Stock underlying the Incentive Option and the Incentive Option is not, by its terms, exercisable after the fifth anniversary of the date of grant.
Securities to be Offered
      Shares Subject to the Equity-Based Compensation Plan. The maximum aggregate number of shares of Common Stock that may be granted for any and all Awards under the Equity-Based Compensation Plan is currently 3,777,778. If the amendment proposed by the Board at the Annual Meeting is adopted, the maximum aggregate number of shares of Common Stock in respect of which Awards may be granted under the Equity-Based Compensation Plan, from inception, will increase by 2,372,000 to 6,149,778 (subject to any adjustment due to recapitalization or reorganization permitted under the Equity-Based Compensation Plan). If Common Stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Common Stock or is otherwise terminated without a delivery of shares to a Participant, the shares of Common Stock that were subject to that Award will again be available for issue, transfer or exercise pursuant to Awards under the Equity-Based Compensation Plan to the extent allowable by law. The Common Stock sold pursuant to the Equity-Based Compensation Plan may be authorized but unissued shares, shares held by the Company in treasury, or shares which have been reacquired by the Company including shares which have been bought on the market for the purposes of the Equity-Based Compensation Plan. The fair market value of the Common Stock on a given date will be the last reported sales price so reported by Nasdaq for the Common Stock on such date or, if no such sale takes place on such day, then the average of the high bid and low asked prices on such day or, if no such prices are available for that day, the last reported sales price so reported on the last business day before the date in question. There are no fees, commissions or other charges applicable to a purchase of Common Stock under the Equity-Based Compensation Plan.
Awards
      Outstanding Awards. As of March 25, 2005, the Company had granted 175,000 shares of Restricted Stock Awards and 2,865,961 shares underlying Options to acquire an aggregate of 3,040,961 shares of Common Stock under the Equity-Based Compensation Plan. The exercise prices for such Options range from $7.19 to $34.95.
      Stock Options. The Company may grant Options to Eligible Persons including (i) Incentive Options (only to employees of the Company or its subsidiaries) which comply with Section 422 of the Code and (ii) Nonstatutory Options. The exercise price of each Option granted under the Equity-Based Compensation Plan will be stated in the Option agreement and may vary; however, the exercise price for an Incentive Option must not be less than the greater of (a) the par value per share of Common Stock or (b) the fair market value per share as of the date of grant. The exercise price per share of Common Stock subject to an Option other than an Incentive Stock Option will not be less than the par value per share of the Common Stock (but may be less than the fair market value of a share of the Common Stock on the date of grant). Options may be exercised as the Compensation Committee determines, but not later than ten years from the date of grant. Any Incentive Option which fails to comply with Section 422 of the Code for any reason, will result in the reclassification of the Option to a Nonstatutory Option which will be exercisable as such. The Compensation Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Compensation Committee, payment in Common Stock, other Awards or other property) and the methods and forms in which Common Stock will be delivered to a Participant.
      SARs. SARs may be awarded in connection with or separate from an Option. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of the Common Stock on the date of exercise over the grant price of the SAR as determined by the Compensation Committee. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related Option is exercisable or transferable. SARs granted independently of an Option will be exercisable as the Compensation Committee determines. The term of a SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs may be paid in cash, stock or a combination of cash and stock, as the Compensation Committee provides in the Award agreement governing the SAR.
      Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. Except as otherwise provided under the terms of the Equity-Based Compensation Plan or an Award agreement, the holder of a Restricted Stock Award may have rights as a stockholder, including the right to vote the Common Stock subject to the Restricted Stock Award or to receive dividends on the Common Stock subject to the Restricted Stock Award (subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee) during the restriction period. Unless otherwise waived by the Compensation Committee, a Restricted Stock Award which is subject to forfeiture restrictions will be forfeited and reacquired by the Company upon termination of employment. As a condition of a Restricted Stock Award grant, the Compensation Committee may require or permit a Participant to elect that any cash dividends paid on a share of Common Stock subject to a Restricted Stock Award be automatically reinvested in additional Restricted Stock Awards or applied to the purchase of additional Awards under the Equity-Based Compensation Plan. Unless otherwise determined by the Compensation Committee, Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Common Stock or other property has been distributed.
      Phantom Stock Rights. Phantom Stock Rights are rights to receive Common Stock, cash, or a combination of both at the end of a specified period. The Compensation Committee may subject Phantom Stock Rights to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement which may lapse at such times determined by the Compensation Committee. Phantom Stock Rights may be satisfied by delivery of Common Stock, cash equal to the fair market value of the specified number of shares of Common Stock covered by the Phantom Stock Rights, or any combination thereof determined by the Compensation Committee at the date of grant or thereafter. Except as otherwise provided by the Compensation Committee in the Award agreement or otherwise, Phantom Stock Rights subject to forfeiture restrictions may be forfeited upon termination of a Participant’s employment prior to the end of the specified period. Dividend equivalents on the specified number of shares of Common Stock covered by Phantom Stock Rights will be either (i) paid with respect to such Phantom Stock Rights on the dividend payment date in cash or in shares of unrestricted Common Stock having a fair market value equal to the amount of such dividends, or (ii) automatically deemed reinvested in additional Phantom

Stock Rights, other Awards, or other investment vehicles permitted by the Compensation Committee and elected by the Participant, unless otherwise determined by the Compensation Committee on the date of grant.
      Bonus Stock and Awards in Lieu of Company Obligations. The Compensation Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Equity-Based Compensation Plan or under other plans or compensatory arrangements, subject to any applicable provision under Section 16 of the Exchange Act. The Compensation Committee will determine any terms and conditions applicable to grants of Common Stock or other Awards, including performance criteria associated with an Award. Any grant of Common Stock to an officer of the Company or a subsidiary in lieu of salary or other cash compensation will be reasonable, as determined by the Compensation Committee.
      Dividend Equivalent. Dividend equivalents may be granted entitling a Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments at the discretion of the Compensation Committee. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award. The Compensation Committee may provide that dividend equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional Common Stock, Awards, or other investment vehicles. The Compensation Committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.
      Other Stock-Based Awards. Participants may be granted, subject to applicable legal limitations and the terms of the Equity-Based Compensation Plan and its purposes, other Awards related to Common Stock (in terms of being valued, denominated, paid or otherwise defined by reference to Common Stock). Such Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. The Compensation Committee will determine terms and conditions of all such Awards, including without limitation, method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Award. Cash awards may granted as an element of or a supplement to any Awards permitted under the Equity-Based Compensation Plan.
      Performance Awards. The Compensation Committee may designate that certain Awards granted under the Equity-Based Compensation Plan constitute “performance” Awards. A performance Award is any Award the grant, exercise or settlement of which is subject to one or more performance standards. Additionally, performance Award also means an Award granted to the chief executive officer or any other person designated by the Compensation Committee, at the time of grant of the performance Award, as likely to be one of the next four highest paid officers of the Company (a “Covered Employee”). One or more of the following business criteria for the Company on a consolidated basis and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria) shall be used by the Compensation Committee: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets, return on assets, return on investment, return on capital, or return on equity; (vi) economic value added; (vii) operating margin or contribution margin; (viii) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (ix) total stockholder return; (x) debt reduction; and (xi) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies, including the group selected by the Company for purposes of the stock performance graph contained in this Proxy Statement.

Other Provisions
      Tax Withholding. At the discretion of the Compensation Committee and subject to conditions that the Compensation Committee may impose, a participant’s tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of Common Stock issuable pursuant to the Award based on the fair market value of the shares.
      Merger or Recapitalization. If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Common Stock, appropriate adjustments will be made by the Compensation Committee in the shares subject to an Award under the Equity-Based Compensation Plan.
      Change in Control. Upon a change in control (as such term is defined in the Equity-Based Compensation Plan) the Compensation Committee shall fully accelerate the forfeiture provisions associated with all outstanding Options and, acting in its sole discretion without the approval of any holder, will effect one of the following alternatives with respect to Options: (i) accelerate the exercisability of the Options to be exercised before a specified date, after which unexercised Options will terminate; or (ii) require the mandatory surrender to and repurchase by the Company of all outstanding Options. The Compensation Committee will make such changes as it deems appropriate in the number and price of shares of Common Stock or other consideration subject to other Awards. Also, the Compensation Committee may, in its discretion, fully vest and cause all restrictions to lapse applicable to any Restricted Stock Award. Any such action may vary both among different Restricted Stock Award holders and different Restricted Stock Awards held by the same holder.
      Amendment. Without stockholder approval, the Board may at any time and from time to time with respect to any shares which, at the time, are not subject to Awards, suspend, discontinue, revise, or amend the Equity-Based Compensation Plan in any respect whatsoever, and may amend any provision of the Equity-Based Compensation Plan or any Award agreement to make the Equity-Based Compensation Plan or the Award agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions therefrom, the Code, ERISA, or any other law, rule or regulation that may affect the Equity-Based Compensation Plan. Such amendments are subject to stockholder approval to the extent such approval is required by any state or federal law and regulation or the rules of Nasdaq. The Board may also amend, modify, suspend or terminate the Equity-Based Compensation Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Company or the Equity-Based Compensation Plan or for any other purpose permitted by law. The Equity-Based Compensation Plan may not be amended without stockholder approval to increase the aggregate number of shares of Common Stock that may be issued under the Equity-Based Compensation Plan. Except as provided above, no amendment, modification, suspension or termination of the Equity-Based Compensation Plan may alter or impair Awards previously granted under the Equity-Based Compensation Plan without the consent of the affected Participant.
      Transferability of Awards. In accordance with rules prescribed by the Compensation Committee, the Compensation Committee may permit a person to transfer in the form of a gift, Nonstatutory Options, SARs, Phantom Stock Rights, or Restricted Stock Awards (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) (i) to a child (including a step or in-law relationship), grandchild, parent (including a step or in-law relationship), grandparent, spouse, former spouse, sibling (including an in-law), niece, or nephew, including adoptive relationships in any case, and any person sharing the household of a holder of such Award (“Immediate Family Members”), (ii) to a trust established for the exclusive benefit of one or more Immediate Family Members, (iii) to a partnership in which Immediate Family Members are the only partners or (iv) pursuant to a qualified domestic relations order. An SAR granted in tandem with a Nonstatutory Option will not be transferable other than in connection with the transfer of the Nonstatutory Option to which the SAR relates. Other than as described above, Awards will not be transferable other than by will or the laws of descent and distribution.

      Following the transfer of any Award described above, such Awards will remain subject to the same terms and conditions as were applicable to such Awards immediately prior to transfer, provided that the transferee will be substituted for the transferor to the extent appropriate to enable the transferee to exercise the transferred Awards. When transferred Awards are exercised by a transferee, the Common Stock received as a result of the exercise may be subject to the one year holding period and other limitations on resale prescribed by Rule 144 promulgated under the Securities Act of 1933. In addition, Awards transferred by a Participant subject to the reporting requirements of Section 16(a) of the Exchange Act to Immediate Family Members in the same household as the transferor will continue to be reportable by the transferor as indirectly owned by the transferor.
      Any holder of an Award desiring to transfer such Award to an Immediate Family Member must make an application for transfer and comply with such other requirements the Compensation Committee may require. To the extent regulations promulgated under the Exchange Act permit Awards to be transferred in circumstances other than as described above, the Compensation Committee may, but will not be obligated to, amend the Equity-Based Compensation Plan to permit transfers as permitted by such regulations.
FEDERAL TAX CONSEQUENCES
      The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the Equity-Based Compensation Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Equity-Based Compensation Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.
      Nonstatutory Options; SARs; Incentive Options. Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “— Tax Code Limitations on Deductibility” below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
      Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.
      Upon the disposition of ISO Stock that has been held for the requisite holding period (at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A

Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
      The Company and its subsidiaries will not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company (or a subsidiary) will then, subject to the discussion below under “— Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.
      Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above. If a reload option is issued in connection with a Participant’s transfer of previously held Common Stock in full or partial satisfaction of the exercise price of an Incentive Option or Nonstatutory Option, the tax consequences of the reload option will be as provided above for an Incentive Option or Nonstatutory Option, depending on whether the reload option itself is an Incentive Option or Nonstatutory Option.
      The Equity-Based Compensation Plan allows the Committee to permit the transfer of Awards in limited circumstances. See “Description of the 2001 Equity-Based Compensation Plan — Other Provisions — Transferability of Awards.” For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.
      The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options or SARs. However, the IRS informally has indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/ FUTA taxes will be collectible at the time the transferee exercises the stock options.
      In addition, if the Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $11,000 per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
      This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

      The IRS has not specifically addressed the tax consequences of a transfer of SARs.
      Phantom Stock Rights; Restricted Stock Awards; Cash Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of Phantom Stock Rights denominated in Common Stock, but rather, will generally recognize ordinary compensation income at the time he receives Common Stock in satisfaction of the Phantom Stock Rights in an amount equal to the fair market value of the Common Stock received. In general, a Participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a Restricted Stock Award or bonus stock Award in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the Common Stock is received in cases where a Participant makes a valid election under Section 83(b) of the Code.
      A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Common Stock or cash received. Dividends that are received by a Participant prior to the time that the Common Stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Common Stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.
      Subject to the discussion immediately below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
      Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
      The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the Equity-Based Compensation Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
      Finally, the ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the Equity-Based Compensation Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Committee. Performance-based Awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of Common Stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a Participant, in a given period which exceeds a specified limitation. If the amendment proposed by the Board of Directors is adopted at the Annual Meeting a Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than 1,300,000 shares of Common Stock or, with respect to Awards not related to Shares of Common Stock, $3,000,000, in any given fiscal year. Although the Equity-Based Compensation Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Company may determine that it is in its best interests not to satisfy the requirements for the exception. See “Description of the 2001 Equity-Based Compensation Plan — Awards — Performance Awards.”
Equity-Based Compensation Plan Benefit Table
      The Awards, if any, that will be made to eligible persons under the Equity-Based Compensation Plan for the Company’s 2005 fiscal year are subject to the discretion of the Compensation Committee and, therefore, cannot be determined with certainty at this time. The following table sets forth, for the Named Executive Officers and certain groups, all Awards (net of forfeiture) received for the fiscal year ending December 31, 2004 under the Equity-Based Compensation Plan.

Name and Principal Position	Number of Shares Underlying Awards

Richard R. Burnham	100,000
President, Chief Executive Officer, Chairman of the Board and Director
David C. Gasmire	150,000
Douglas B. Cannon	105,000
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
Deborah A. Hoffpauir	105,000
Senior Vice President and Chief Operating Officer
William F. Ward	50,000
Senior Vice President of Sales and Marketing
W. Bradley Bickham	60,000
Vice President, Secretary, General Counsel
All Executives as a Group	660,000
Non-Executive Director Group	35,568
Non-Executive Officer Employee Group	452,468
Total	1,148,036

ODYSSEY HEALTHCARE, INC.
Proxy Solicited on Behalf of the Board of Directors of
Odyssey HealthCare, Inc. for the Annual Meeting to be held on May 5, 2005
The undersigned hereby constitutes and appoints each of Richard R. Burnham, Douglas B. Cannon and W. Bradley Bickham his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Odyssey HealthCare, Inc. held of record by the undersigned on the record date at the Annual Meeting of Stockholders of Odyssey HealthCare, Inc. to be held at the principal offices of Odyssey HealthCare, Inc., located at 717 North Harwood Street, Suite 1400, Dallas, Texas, on Thursday, May 5, 2005, at 8:00 a.m., local time, and at any adjournment or postponement thereof on all matters coming before said meeting.
You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR the election of the named nominees as directors and FOR Proposals 2 and 3. The proxies cannot vote your shares unless you sign and return this card. Any Proxy may be revoked in writing at any time prior to the voting thereof.
Any Proxy, when properly granted, will be voted in the manner directed and will authorize the proxies to take any action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional stockholder votes.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS CLASS I DIRECTORS AND FOR PROPOSALS 2 AND 3.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

‡     DETACH PROXY CARD HERE     ‡

1.	ELECTION OF DIRECTORS: To elect Paul J. Feldstein and Shawn S. Schabel to serve as Class I directors for a three-year term ending at the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office.

FOR ALL NOMINEES (Except as marked to the contrary) ☐	TO WITHHOLD AUTHORITY (For all nominees listed) ☐
(INSTRUCTIONS: To withhold authority to vote for any nominee, write that nominee’s name in the space provided below.)

2.	To approve the First Amendment to the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan (the “Equity-Based Compensation Plan”) that submits for stockholder approval (a) an increase in the number of shares of the Company’s common stock, par value $0.001 per share, available with respect to awards under the Equity-Based Compensation Plan, and (b) the provisions of the Equity-Based Compensation Plan that (1) provide that either the granting or vesting of awards may be subject to certain performance standards, (2) describe the persons eligible to receive awards under the Equity-Based Compensation Plan, and (3) specify the individual limit on awards granted to Covered Employees (as defined in Appendix A to the Proxy Statement), in order that such awards may continue to be fully deductible by the Company for federal income tax purposes.
☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

3.	To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2005.
☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN
I PLAN TO ATTEND THE MEETING ☐

Signature
Signature
Date
Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g., as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.
Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope